OAKWOOD MORTGAGE INVESTORS, INC. 1996-A              REPORT DATE:  MAY 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                      POOL REPORT # 15
REMITTANCE REPORT                                            Page 1 of 6
REPORTING MONTH:  APRIL 30, 1997


            Scheduled Principal Balance of Contracts
--------------------------------------------------------------------------------------------
Beginning                                                                       Ending
Principal        Scheduled       Prepaid       Liquidated      Contracts       Principal
Balance          Principal      Principal       Principal     Repurchased       Balance
--------------------------------------------------------------------------------------------
147,215,393.18  (369,511.82)   (728,379.28)   (738,283.27)        0.00       145,379,218.81
============================================================================================



Scheduled                       Scheduled                                          Amount
Gross            Servicing      Pass Thru      Liquidation       Reserve        Available for
Interest          Fee           Interest         Proceeds       Fund Draw       Distribution
----------------------------------------------------------------------------------------------
  1,354,979.05   122,679.49     1,232,299.56   477,635.00         0.00          2,930,505.15
===============================================================================================


                Reserve Fund as of Cutoff Date
------------------------------------------------------------------
Beginning                        Investment      Balance Before      Reserve     Reserve         Balance After
Balance    Deposits    Distrib.   Interest    Current Distribution  Fund Draw   Fund Deposit  Current Distribution       Excess
------------------------------------------------------------------------------------------------------------------------------------
326,314.79   0.00     -1,314.79   1,295.26        326,295.26          0.00        0.00             326,295.26            1,295.26
====================================================================================================================================



       Reserve Fund Required Balance
    -----------------------------------
     Before Current    After Current
      Distribution      Distribution

       325,000.00        325,000.00
  ======================================


                   Certificate Account
---------------------------------------------------------------------

Beginning                   Deposits                                      Investment         Ending
Balance           Principal           Interest        Distributions        Interest          Balance
-------------------------------------------------------------------------------------------------------
570,553.57      1,827,552.94       1,337,833.29     (2,788,351.88)       2,553.52          950,141.44
=======================================================================================================



                   P&I Advances at Distribution Date
-----------------------------------------------------------------------
Beginning           Recovered           Current           Ending
Balance             Advances           Advances           Balance
-----------------------------------------------------------------------
1,447,652.83       1,340,345.33       1,412,533.43      1,519,840.93
=======================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A                REPORT DATE:  MAY 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                        POOL REPORT # 15
REMITTANCE REPORT
REPORTING MONTH:  APRIL 30, 1997                               Page 2 of 6

Class B Crossover Test                                                Test Met?
-----------------------------------------------------------------   ------------

(a) Remittance date on or after August 2000                               N

(b) Average 60 day Delinquency rate <=        5%                          Y

(c) Average 30 day Delinquency rate <=        7%                          Y

-------------------------------------------------------------
(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                   Aug 2000- Feb 2002         7%                          N
                   Feb 2002- Aug 2003         8%                          N
                   Aug 2003-                  9%                          N
-------------------------------------------------------------

(e) Current realized loss ratio <=            2.75%                       Y

(f) Are class B principal balances >=         21.001%
of stated scheduled pool  balance

                Beginning B-1 balance                13,069,000.00
                Beginning B-2 balance                 6,536,459.00
                                                   ------------------
                                                     19,605,459.00
                Divided by beginning pool
                balance                             147,215,393.18
                                                  --------------------
                                                            13.318%       N
                                                  ====================

                   `


Average 60 day delinquency ratio:

                        Over 60s        Pool Balance        %
                      -----------------------------------------------
Current Mo            6,416,460.73     145,379,218.81     4.41%
1st Preceding Mo      6,596,565.10     147,215,393.18     4.48%
2nd Preceding Mo      6,332,977.51     148,634,025.23     4.26%
                                             Divided by      3
                                                       -------------
                                                           4.39%
                                                        =============

Average 30 day delinquency ratio:

                        Over 30s          Pool Balance        %
                      ------------------------------------------------
Current Mo            8,489,523.24        145,379,218.81     5.84%
1st Preceding Mo      8,836,343.16        147,215,393.18     6.00%
2nd Preceding Mo      9,036,716.09        148,634,025.23     6.08%
                                             Divided by      3
                                                          ----------
                                                             5.97%
                                                          ===========

Cumulative loss ratio:

                      Cumulative losses     1,329,388.18
                                          ---------------
Divided by Initial Certificate Principal  163,369,459.00     0.814%
                                                          =============



Current realized loss ratio:
                      Liquidation
                        Losses            Pool Balance
                   --------------------------------------

Current Mo             260,648.27         147,215,393.18
1st Preceding Mo       195,199.48         148,634,025.23
2nd Preceding Mo       130,423.08         149,936,094.14
                                                             1.588%
                                                          =============

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 REPORT DATE:  MAY 6, 1997
REMITTANCE REPORT                                         POOL REPORT # 15
REPORTING MONTH:  APRIL 30, 1997                             Page 3 of 6


                                                  Delinquency Analysis

                                             31 to 59 days        60 to 89 days        90 days and Over         Total Delinq.
                  No. of     Principal              Principal            Principal           Principal                Principal
                  Loans       Balance        #       Balance      #       Balance      #      Balance         #        Balance
------------------------------------------------------------------------------------------------------------------------------------
Excluding Repos   4,900    142,379,302.43    65   1,974,084.72    32    994,142.89     76   2,568,237.56     173     5,536,465.17
Repos                90      2,999,916.38     2      98,977.79     9    219,560.24     78   2,634,520.04      89     2,953,058.07
------------------------------------------------------------------------------------------------------------------------------------
Total             4,990    145,379,218.81    67    2,073,062.51    41  1,213,703.13   154   5,202,757.60     262     8,489,523.24
====================================================================================================================================
                                                                                                             5.3%             5.84%
                                                                                                             =======================

                                                  Repossession Analysis
                   Active Repos                Reversal         Current Month
                    Outstanding              (Redemption)           Repos        Cumulative Repos
                          Principal            Principal           Principal             Principal
                  #         Balance       #     Balance     #       Balance      #        Balance
------------------------------------------------------------------------------- ----------------------
Excluding Repos   90     2,999,916.38     0       0.00      27    786,709.72    299     7,928,250.20


OAKWOOD MORTGAGE INVESTORS, INC. 1996-A                REPORT DATE; MAY 6, 1997
OAKWOOD ACCEPTANCE CORP. - SERVICER                         POOL REPORT #15
REMITTANCE REPORT
REPORTING MONTH: APRIL 30, 1997                                Page 4 of 6
REPOSSESSION LIQUIDATION REPORT

                          Liquidated                                                          Net                         Net
Account      Customer      Principal      Sales         Insur.      Total    Repossession  Liquidation   Unrecov.      Pass Thru
Number         Name         Balance      Proceeds      Refunds     Proceeds    Expenses     Proceeds     Advances       Proceeds
------------------------------------------------------------------------------------------------------------------------------------
081671-0      HAUFLER       2,618.14     2,200.00      551.37      2,751.37    3,264.40      (513.03)   5,074.81       (5,587.84)
077173-3      DAVIS        14,533.87     2,000.00      796.98      2,796.98      857.97     1,939.01    3,201.25       (1,262.24)
081575-3      WILSON       13,315.42    18,500.00    1,154.64     19,654.64    5,032.15    14,622.49    1,293.06       13,329.43
081780-9      HATHAWAY     13,692.54       500.00    1,238.40      1,738.40        0.00     1,738.40    1,548.33          190.07
081937-5      FAHLE        22,434.06    21,900.00    1,401.30     23,301.30    3,575.60    19,725.70    4,387.50       15,338.20
078805-9      STUENKEL     29,134.44    28,900.00    1,554.85     30,454.85    1,007.00    29,447.85    1,757.15       27,690.70
079048-5      PRATT        26,530.56    29,300.00    1,174.93     30,474.93    2,349.28    28,125.65    2,308.39       25,817.26
081172-9      RIPPY        19,928.30    11,907.73      681.74     12,589.47      995.00    11,594.47    1,962.40        9,632.07
081494-7      MCCARTY      21,248.05     8,900.00    1,598.15     10,498.15    2,700.71     7,797.44    3,703.68        4,093.76
081693-4      CLINE        16,540.53    17,000.00        0.00     17,000.00    8,944.11     8,055.89    1,790.53        6,265.36
082435-9      WAGAMAN      19,762.00    20,060.00        0.00     20,060.00    1,888.05    18,171.95    1,716.96       16,454.99
082768-3      LIVERMAN     20,700.12    18,400.00    1,626.20     20,026.20    3,346.68    16,679.52    3,295.49       13,384.03
083096-8      ALBERT       21,973.92    18,900.00    1,656.44     20,556.44    2,558.00    17,998.44    1,247.85       16,750.59
083255-0      LOPEZ        16,148.04    10,000.00        0.00     10,000.00    2,050.37     7,949.63    1,933.47        6,016.16
083302-0      BROOKS       21,052.56    20,100.00      852.24     20,952.24    7,404.63    13,547.61    2,749.20       10,798.41
083750-0      HEINKEL      30,511.21    28,900.00    2,448.87     31,348.87    6,218.30    25,130.57    4,684.94       20,445.63
083921-7      AULTAM       25,700.76    23,350.00    1,824.62     25,174.62    2,268.50    22,906.12    2,124.92       20,781.20
077974-4      TORRES       25,470.02    24,500.00      499.91     24,999.91    2,284.21    22,715.70    1,389.55       21,326.15
078981-8      CORCORRAN    29,684.78    28,100.00    1,357.64     29,457.64    3,961.92    25,495.72    3,238.10       22,257.62
079603-7      PEGUESE      34,611.02    32,750.00    1,325.52     34,075.52    3,482.50    30,593.02    5,623.50       24,969.52
080898-0      NORMAN       43,476.51    43,900.00    2,525.75     46,425.75    2,782.18    43,643.57    5,409.04       38,234.53
082093-6      WHITLOCK     46,279.80    22,000.00    2,979.42     24,979.42    7,796.79    17,182.63    6,244.16       10,938.47
082713-9      RICHARDS     36,314.62    33,900.00    1,598.07     35,498.07    1,311.24    34,186.83    3,598.40       30,588.43
082796-4      CHEEKS       20,717.49    18,900.00      611.39     19,511.39    3,943.25    15,568.14    1,350.72       14,217.42
083005-9      SURRATT      27,511.86    19,900.00    1,559.68     21,459.68    3,744.92    17,714.76    2,391.52       15,323.24
084081-9      MILSON       53,086.29    44,500.00    1,306.67     45,806.67    3,733.47    42,073.20    4,129.68       37,943.52
084387-0      WILLIAMS     39,445.25    34,300.00        0.00     34,300.00    6,212.48    28,087.52    3,181.04       24,906.48
081261-0      WEISE        45,861.11    44,500.00    1,915.95     46,415.95    2,674.76    43,741.19    6,949.35       36,791.84
                          ==========================================================================================================
                          738,283.27   628,067.73   34,240.73    662,308.46   96,388.47   565,919.99   88,284.99      477,635.00
                          ==========================================================================================================

                           Current
Account      Customer    Period Net     Cumulative
Number         Name      Gain/(Loss)    Gain/(Loss)
----------------------------------------------------
081671-0      HAUFLER     (8,205.98)
077173-3      DAVIS      (15,796.11)
081575-3      WILSON          14.01
081780-9      HATHAWAY   (13,502.47)
081937-5      FAHLE       (7,095.86)
078805-9      STUENKEL    (1,443.74)
079048-5      PRATT         (713.30)
081172-9      RIPPY      (10,296.23)
081494-7      MCCARTY    (17,154.29)
081693-4      CLINE      (10,275.17)
082435-9      WAGAMAN     (3,307.01)
082768-3      LIVERMAN    (7,316.09)
083096-8      ALBERT      (5,223.33)
083255-0      LOPEZ      (10,131.88)
083302-0      BROOKS     (10,254.15)
083750-0      HEINKEL    (10,065.58)
083921-7      AULTAM      (4,919.56)
077974-4      TORRES      (4,143.87)
078981-8      CORCORRA    (7,427.16)
079603-7      PEGUESE     (9,641.50)
080898-0      NORMAN      (5,241.98)
082093-6      WHITLOCK   (35,341.33)
082796-4      CHEEKS      (6,500.07)
083005-9      SURRATT    (12,188.62)
084081-9      MILSON     (15,142.77)
084387-0      WILLIAMS   (14,538.77)
081261-0      WEISE       (9,069.27)
                        ==============
                         (260,648.27)   (1,329,388.18)
                        ================================
                                                -0.01
                                        ================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 REPORT DATE:  MAY 6, 1997
REMITTANCE REPORT                                          POOL REPORT # 15
REPORTING MONTH:  APRIL 30, 1997
                                                              Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                Original              Beginning               Current         Accelerated
Cert.                         Certificate           Certificate              Principal         Principal        Writedown
Class                           Balances              Balances                Payable        Distribution        Amounts
------------------------------------------------------------------------------------------------------------------------------------
A-1                            46,000,000.00         29,845,934.03        (1,836,174.37)       0.00                0.00
A-1 Outstanding Writedown               0.00                  0.00                 0.00        0.00                0.00

A-2                            52,000,000.00         52,000,000.00                 0.00        0.00                0.00
A-2 Outstanding Writedown               0.00                  0.00                 0.00        0.00                0.00

A-3                            31,061,000.00         31,061,000.00                 0.00        0.00                0.00
A-3 Outstanding Writedown               0.00                  0.00                 0.00        0.00                0.00

A-4                            14,703,000.00         14,703,000.00                 0.00        0.00                0.00
A-4 Outstanding Writedown               0.00                  0.00                 0.00        0.00                0.00

B-1                            13,069,000.00         13,069,000.00                 0.00        0.00                0.00
B-1 Outstanding Writedown               0.00                  0.00                 0.00        0.00                0.00

B-2                             6,536,459.00          6,536,459.00                 0.00        0.00                0.00
B-2 Outstanding Writedown               0.00                  0.00                 0.00        0.00                0.00


                             -------------------------------------------------------------------------------------------------------
                             163,369,459.00        147,215,393.03        (1,836,174.37)       0.00                0.00
                             =======================================================================================================


                                    Ending                                  Principal Paid
Cert.                             Certificate                Pool             Per $1,000
Class                               Balances                 Factor          Denomination
-------------------------------------------------------------------------------------------
A-1                             28,009,759.66                 60.89078%          39.92
A-1 Outstanding Writedown                0.00                  0.00               0.00

A-2                             52,000,000.00                100.00000%           0.00
A-2 Outstanding Writedown                0.00                  0.00               0.00

A-3                             31,061,000.00                100.00000%           0.00
A-3 Outstanding Writedown                0.00                  0.00               0.00

A-4                             14,703,000.00                100.00000%           0.00
A-4 Outstanding Writedown                0.00                  0.00               0.00

B-1                             13,069,000.00                100.00000%           0.00
B-1 Outstanding Writedown                0.00                  0.00               0.00

B-2                              6,536,459.00                100.00000%           0.00
B-2 Outstanding Writedown                0.00                  0.00               0.00


                               ==============
                               145,379,218.66


OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  REPORT DATE:  MAY 6, 1997
REMITTANCE REPORT                                          POOL REPORT # 15
REPORTING MONTH:  APRIL 30, 1997
                                                              Page 6 of 6

CERTIFICATE INTEREST ANALYSIS



           Certificate          Remittance       Beginning          Current           Total              Interest            Ending
              Class                Rate           Balance           Accrual           Paid             Shortfall            Balance
------------------------------------------------------------------------------------------------------------------------------------
A-1                                5.40%           0.00           134,306.70        134,306.70               0.00             0.00
A-1  Carryover Interest            0.00            0.00                 0.00              0.00               0.00             0.00
A-1  Writedown Interest            0.00            0.00                 0.00              0.00               0.00             0.00

A-2                                5.80%           0.00           251,333.33        251,333.33               0.00             0.00
A-2  Carryover Interest            0.00            0.00                 0.00              0.00               0.00             0.00
A-2  Writedown Interest            0.00            0.00                 0.00              0.00               0.00             0.00

A-3                                6.60%           0.00           170,835.50        170,835.50               0.00             0.00
A-3  Carryover Interest            0.00            0.00                 0.00              0.00               0.00             0.00
A-3  Writedown Interest            0.00            0.00                 0.00              0.00               0.00             0.00

A-4                                7.20%           0.00            88,218.00         88,218.00               0.00             0.00
A-4  Carryover Interest            0.00            0.00                 0.00              0.00               0.00             0.00
A-4  Writedown Interest            0.00            0.00                 0.00              0.00               0.00             0.00

B-1                                7.30%           0.00            79,503.08         79,503.08               0.00             0.00
B-1  Carryover Interest            0.00            0.00                 0.00              0.00               0.00             0.00
B-1  Writedown Interest            0.00            0.00                 0.00              0.00               0.00             0.00

B-2                                8.45%           0.00            46,027.57         46,027.57               0.00             0.00
B-2  Carryover Interest            0.00            0.00                 0.00              0.00               0.00             0.00
B-2  Writedown Interest            0.00            0.00                 0.00              0.00               0.00             0.00

X                                          1,068,739.91           462,075.37        201,427.10         260,648.27     1,329,388.18

R                                                  0.00                 0.00              0.00               0.00             0.00

Service Fee                                        0.00           122,679.49        122,679.49               0.00             0.00
                                            ---------------------------------------------------------------------------------------
                                            1,068,739.91         1,354,979.05     1,094,330.78         260,648.27     1,329,388.18

Less Reserve Fund Deposit                                                                 0.00
                                                                                 -------------
                                                                                  1,094,330.78
                                                                                 ==============





                            Interest Paid
Certificate                 Per $1,000              Cert.                    TOTAL
Class                      Denomination             Class                DISTRIBUTION
---------------------------------------------------------------------------------------
A-1                            4.50                  A-1                 1,970,481.07
A-1  Carryover Interest        0.00
A-1  Writedown Interest        0.00

A-2                            4.83                  A-2                   251,333.33
A-2  Carryover Interest        0.00
A-2  Writedown Interest        0.00

A-3                            5.50                  A-3                   170,835.50
A-3  Carryover Interest        0.00
A-3  Writedown Interest        0.00

A-4                            6.00                  A-4                    88,218.00
A-4  Carryover Interest        0.00
A-4  Writedown Interest        0.00

B-1                            6.08                  B-1                    79,503.08
B-1  Carryover Interest        0.00
B-1  Writedown Interest        0.00

B-2                            7.04                  B-2                    46,027.57
B-2  Carryover Interest        0.00
B-2  Writedown Interest        0.00

                                                      X                    201,427.10




                                                      R

                                                                           122,679.49
                                                                        --------------
                                                                         2,930,505.15
                                                                                 0.00
                                                                         -------------
                                                                         2,930,505.15
                                                                         =============
